Exhibit 16.3

February 23, 2024

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: TruGolf Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by TruGolf Holdings, Inc., which we understand will be filed with the Securities and Exchange Commission, on Form 8-K of the Company dated February 19, 2024, and agree with such statements contained therein in Part (c) as they pertain to Daszkal Bolton LLP.

Sincerely,

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Boca Raton, Florida